As filed with the Securities and Exchange Commission on November 27, 2019

Registration No. ___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SRAX, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

45-2925231

(I.R.S. Employer Identification Number)

456 Seaton Street

Los Angeles, CA 90013

Telephone: (323) 694-9800

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Paracorp Incorporated

2140 S Dupont Hwy

Camden, DE 19934

Telephone: (302) 697-4590

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with a copy to:

Raul Silvestre Esq.

Silvestre Law Group, P.C.

31200 Via Colinas., Suite 200

Westlake Village, CA 91362

(818) 597-7552

From time to time after effectiveness of this registration statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Offering Price Per Share		Proposed Aggregate Offering Price (1)(2)		Amount of Registration Fee
Class A Common Stock, par value $0.001 per share		(1)		(2)		(2)	—
Preferred Stock, par value $0.01 per share		(1)		(2)		(2)	—
Warrants		(1)		(2)		(2)	—
Rights		(1)		(2)		(2)	—
Purchase Contracts		(1)		(2)		(2)	—
Units		(1)		(2)		(2)	—
Total		(1)			$100,000,000		$12,980	(3)

(1)	There are being registered hereunder such indeterminate amount of shares of common stock and preferred stock, such indeterminate number of warrants, rights and purchase contracts to purchase common stock or preferred stock, and such indeterminate number of units as may be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000 (the “Shelf Securities”). Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or rights or performance of purchase contracts or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	Pursuant to Rule 415(a)(6) under the Securities Act, the registrant is moving $8,758,698.75 unsold securities under its Prior Registration Statement to this registration statement and is continuing to apply the filing fee associated such unsold securities against the total filing fee of $12,980 that would otherwise be due in connection with this registration statement. Under the Prior Registration Statement, securities available thereunder included Class A common stock, preferred stock, and warrants to purchase Class A common stock or preferred stock. Accordingly, the registration is paying $11,843.12 in filing fees pursuant to this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 27, 2019

PROSPECTUS

SRAX, Inc.

$100,000,000

CLASS A COMMON STOCK

PREFERRED STOCK

WARRANTS

RIGHTS

PURCHASE CONTRACTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer Class A common stock upon conversion of or exchange for the preferred stock; Class A common stock or preferred stock upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates was $20,032,537.20 based on 13,997,452 shares of outstanding Class A common stock as of November 13, 2019 of which approximately 12,841,370 shares were held by non-affiliates, and based on the last reported sale price of our Class A Common stock as noted above. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our Class A common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our Class A common stock held by non-affiliates is less than $75,000,000. In the event that subsequent to the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made during the corresponding you in reliance on this prospectus. During the prior twelve calendar months prior to, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Our common stock is listed on the NASDAQ Capital Market under the symbol “SRAX” On November 13, 2019, the last reported sale price of our Class A common stock was $1.56 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable. Our principal executive offices are located at 456 Seaton Street, Los Angeles, CA 90013, and our telephone number is (323) 694-9800.

Investing in our common stock involves a high degree of risk. You are urged to read the section entitled “Risk Factors” beginning on page 5 of this prospectus, which describes specific risks and other information that should be considered before you make an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                                     , 2019

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ABOUT THIS PROSPECTUS

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus to “our company,” “we,” “our,” “SRAX” and “us” refer to SRAX, Inc. and its subsidiary. Also, any reference to “common share” or “common stock,” refers to our $0.001 par value Class A common stock. All share and per share information contained in this prospectus takes into account the 1-for-5 reverse stock split of our Class A common shares effective September 22, 2016.

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and the documents incorporated by reference herein and therein are accurate only as of the date such information is presented or in any applicable prospectus supplement. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

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FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”.

Such statements in connection with any discussion of future operations or financial performance are identified by the use of words such as “may,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. Forward-looking statements include, but are not limited to, statements about: our business, operations, financial performance and condition, earnings, our prospects, our ability to raise capital to fund our operations and business plan, the continued listing of our securities on the NASDAQ Capital Market, our ability to protect intellectual property rights as well as regarding our industry generally. Forward–looking statements are not guarantees of performance. Such statements are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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OUR BUSINESS

Overview

We are a digital marketing and data technology company. We derive our revenues from:

●	sales of digital advertising campaigns to advertising agencies and brands;
●	licensing our SRAXir platform to public companies;
●	creation of custom platforms for buying media on SRAX for large brands; and
●	sales of proprietary consumer data

BIGToken Platform

Overview

We have developed BIGToken as a way for consumers to benefit from the use of their data. Users of BIGToken will have the ability to earn a pre-established number of points for completing certain tasks. By way of example, a user may earn 4 points for providing their name and 10 points for checking in at a local restaurant. The number of points for each action will be prominently displayed for the user to review prior to undertaking such action. The points will be convertible by the user into rewards which initially will consist of: (i) cash, (ii) gift cards and (iii) donations to non-profit entities. We anticipate that as the user base of BIGToken expands, additional goods and services offered by our advertising sponsors will also be available as rewards.

Since initially launching our BIGToken platform in the United States, we have expanded the functionality of the platform through a series of new applications as well as its geographical reach.

Platform Development:

●	Big Rewards: An application within the BIGtoken platform that provides users branded action that drives offers for cash back. Consumer answers questions about a brand’s specific item at a retailer and then are offered a reward for the purchase of the item at a select retailer. This offers brands an end to end reach in the digital media cycle by creating data driven insights for planning, audience creation, and then all the way through activation and ultimately sales and other results-based attribution.

●	BIG Research: we’ve launched an application within the BIGtoken platform that will allow brands access to our users for purposes of opt-in research panels. Through our global platform we can launch multi-country studies and scale consumer populations based on client needs. Additionally, our unique platform allows for analysis and relevancy of data points collected by brands through research studies.

Geographic Reach:

●	BIGtoken in Asia: The Company has entered into a partnership with an investor familiar with the Asian advertising market.

●	BIGtoken in India: We’ve entered into a partnership with the Yash Birla Group, one of India’s largest conglomerates to explore partnerships in India.

●	BIGtoken in European Union: We’ve launched the availability of the application within the 28 member countries of the European Union.

As of September 30, 2019, we have not generated any revenue through the sale of data gathered from users of the BIGToken Platform. Since commencing the BIGToken project, we have spent approximately $4 million in the development and management of the BIGToken Platform. Additionally, we are currently obligated to redeem users’ points which are earned on our BIGToken Platform. We are currently redeeming each point for $0.001 to $0.01, subject to the user meeting certain conditions. Notwithstanding the foregoing, we believe that in order to fully launch the BIGToken Platform and recognize all the benefits therefrom, not only will we be required to further increase the functionally of the platform but we will also need to comply with both state and federal securities laws and regulations with regard to certain aspects of the platform and specifically, BIGToken. There can be no assurances that we will successfully develop the blockchain portion of the BIGToken Platform or that we will be able to comply with any applicable laws or regulations on a timely basis, if at all. Our failure successfully complete the development of the BIGToken Platform or to adequately comply with applicable laws and regulations, or comply with them on a timely basis, will greatly impact the value and utility of the BIGToken Platform and could materially impact the operations of our company.

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SRAX IR Platform

Overview

SRAX IR is a SaaS platform that while providing invaluable insights to public company issuers, delivers a long-term recurring revenue stream for SRAX and builds one of the most valuable data sets in the industry.

The platform enables issuers of public securities to analyze and engage shareholders. The Company currently offers access to the platform through monthly subscriptions. The Company has partnered with resellers to license the platform on a white label basis for a portion of the revenue earned from the licensees.

Employees

At September 30, 2019 we had 48 full-time employees. We also contract for the services of a number individuals from a third-party provider. There are no collective bargaining agreements covering any of our employees.

Corporate information

We were incorporated in the state of Delaware in 2011. Our principal executive offices are located at 456 Seaton Street, Los Angeles, CA 90013, telephone number 323-694-9800. We maintain a website at www.srax.com. Effective August 25, 2019 we changed our corporate name form Social Reality, Inc. to SRAX, Inc.

Our wholly owned subsidiary, BIGToken, Inc. maintains a website at Bigtoken.com.

We have not incorporated by reference into this prospectus, the information in, or that can be accessed through, our websites and you should not consider them to be a part of this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Forward-Looking Statements.”

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, working capital, acquisitions, payment of debt and other business opportunities. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (i) through underwriters or dealers, (ii) through agents or (iii) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to the prevailing market prices; or

●	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

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With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

Shares of our Class A common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the NASDAQ Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following is a summary of the rights of our common stock and preferred stock and related provisions of our certificate of incorporation and bylaws. For more detailed information, please see our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Our certificate of incorporation provides that we will have two classes of common stock: Class A common stock, which has one vote per share, and Class B common stock, which has ten votes per share. Any holder of Class B common stock may convert his or her shares at any time into shares of Class A common stock on a share-for-share basis. Otherwise the rights of the two classes of common stock will be identical. The rights of these classes of common stock are discussed in greater detail below.

Our authorized capital stock consists of 309,000,000 shares, each with a par value of $0.001 per share, of which:

●	250,000,000 shares are designated as Class A common stock;
●	9,000,000 shares are designated as Class B common stock;
●	20,000,000 shares are designated as BIGToken Preferred Tracking Stock; and
●	30,000,000 remaining shares are designated as preferred stock.

As of November 13, 2019, we had: (i) 13,997,452 shares of Class A common stock outstanding, (ii) no shares of Class B common stock or preferred stock outstanding, and (iii) an aggregate of 15,612,946 special dividend rights outstanding.

Common Stock

Voting Rights

Holders of our Class A and Class B common stock have identical rights, except that holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to ten votes per share. Holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. Delaware law could require either our Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:

●	If we amended our certificate of incorporation to increase the authorized shares of a class of stock, or to increase or decrease the par value of a class of stock, then that class would be required to vote separately to approve the proposed amendment.
●	If we amended our certificate of incorporation in a manner that altered or changed the powers, preferences or special rights of a class of stock in a manner that affects them adversely then that class would be required to vote separately to approve the proposed amendment.

We have not provided for cumulative voting for the election of directors in our certificate of incorporation.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A common stock and Class B common stock shall be entitled to share equally in any dividends that our board of directors may determine to issue from time to time. In the event a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of Class A common stock shall receive Class A common stock, or rights to acquire Class A common stock, as the case may be, and the holders of Class B common stock shall receive Class B common stock, or rights to acquire Class B common stock, as the case may be.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of Class A common stock and Class B common stock shall be entitled to share equally all assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock.

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Subdivision or Combinations.

Upon the subdivision or combination of the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be subdivided or combined in the same manner.

Conversion

Our Class A common stock is not convertible into any other shares of our capital stock.

Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock shall convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in our certificate of incorporation, including the following:

●	Transfers between one Class B Stockholder to another Class B Stockholder.
●	Transfers for tax and estate planning purposes, including to trusts, corporations and partnerships controlled by a holder of Class B common stock.

The death of any holder of Class B common stock who is a natural person will result in the conversion of his or her shares of Class B common stock to Class A common stock. Once transferred and converted into Class A common stock, the Class B common stock shall not be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

Dual Class Structure

As discussed above, our Class B common stock has ten votes per share, while our Class A common stock, which is the class of stock the Selling Stockholders are selling pursuant to this prospectus and which is the only class of stock which is publicly traded, has one vote per share. We currently have no shares of our Class B common stock outstanding. Notwithstanding, in the event Class B common stock were issued, due to our dual class structure with superior voting rights, such ownership of Class B common stock could discourage others from initiating any potential merger, takeover or other change of control transaction that other stockholders may view as beneficial.

Preferred Stock

Our board of directors has the authority, without approval by the stockholders, to issue up to a total of 50,000,000 shares of preferred stock in one or more series. Our board of directors may establish the number of shares to be included in each such series and may fix the designations, preferences, powers and other rights of the shares of a series of preferred stock. Our board could authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of SRAX.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. In particular, our dual class common stock structure will concentrate ownership of our voting stock in the hands of our founders, board members, and employees. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Special Approval for Change in Control Transactions

In the event a person seeks to acquire us by means of a merger or consolidation transaction, a purchase of all or substantially all of our assets, or an issuance of stock which constitutes 2% or more of our outstanding shares at the time of issuance and which results in any person or group owning more than 50% of our outstanding voting power, then these types of acquisition transactions must be approved by our stockholders at an annual or special meeting. At this meeting, we must obtain the approval of stockholders representing the greater of:

●	A majority of the voting power of our outstanding capital stock; and

●	60% of the voting power of the shares of capital stock present in person or represented by proxy at the stockholder meeting and entitled to vote.

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Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. The bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Delaware Anti-Takeover Statute

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging under certain circumstances, in a business combination with an interested stockholder for a period of three (3) years following the date the person became an interested stockholder unless:

●	Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder.

●	Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

●	On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three (3) years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Transfer Online, Inc. 512 SE Salmon Street, Portland, OR 97214, 503-227-2950.

Limitations on Liability and Indemnification of Officers and Directors

Our amended restated certificate of incorporation limits the liability of our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, and our restated certificate of incorporation and restated bylaws provide for indemnification of our officers and directors to the fullest extent permitted by such law.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our Class A common stock and/or preferred stock in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our Class A common stock and the number of shares of Class A common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the Class A common stock and/or preferred stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

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●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our Class A common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, Class A common stock, warrants or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of Class A common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

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Each right will entitle the holder of rights to purchase for cash the principal amount of shares of Class A common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of a rights agent, if applicable, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

If applicable, the rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our shares of Class A common stock, preferred stock, warrants or rights, or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our shares of Class A common stock, preferred stock, warrants, rights or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

●	any applicable U.S. federal income tax considerations; and

●	whether the purchase contracts will be issued in fully registered or global form.

The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

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DESCRIPTON OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of Class A common stock, preferred stock, warrants, rights or purchase contacts for the purchase of Class A common stock and/or preferred stock in one or more series or in any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” “Description of Rights” and “Description of Purchase Contracts” will apply to each unit, as applicable, and to any Class A common stock, preferred stock, warrant, right or purchase contract included in each unit, as applicable.

Unit Agent

If applicable, the name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series, if any, as we determine.

Enforceability of Rights by Holders of Units

If applicable, each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A unit agent may act as unit agent for more than one series of units. If applicable, a unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by the Silvestre Law Group, P.C., Westlake Village, California. The Silvestre Law Group, P.C. or its affiliates or principals own 133,000 shares of our Class A common stock.

EXPERTS

Our consolidated balance sheets as of December 31, 2018 and 2017 and the related consolidated statement of operations, stockholders’ equity and cash flows for the years ended December 31, 2018 and 2017 included in this prospectus have been audited by RBSM LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus, and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We incorporate by reference into this prospectus the following documents and information filed with the SEC:

●	Our Annual Report on Form 10-K filed with the SEC on April 16, 2019, for the year ended December 31, 2018;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed on May 15, 2019, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, filed on August 14, 2019, and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019, filed on November 14, 2019;

●	Our Definitive Proxy Statement on Form 14A for our 2019 Annual Meeting of Stockholders, filed with the SEC on April 30, 2019;

●	Our Current Reports on Forms 8-K filed with the SEC on January 4, 2019, April 2, 2019, April 8, 2019, April 10, 2019, May 16, 2019, June 28, 2019, August 14, 2019, and August 15, 2019 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

●	The description of our Class A common stock and related rights contained in our registration statement on S-1 filed with the SEC on January 24, 2012, including any amendment or report filed for the purpose of updating such description;

We also incorporate by reference into this prospectus all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that are made after the date of this prospectus and before the termination of the offering of securities offered by this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any of the documents incorporated by reference into this prospectus, at no cost, by writing or telephoning us at the following address: Corporate Secretary, SRAX, Inc., 456 Seaton Street, Los Angeles, CA 90013, telephone number (323) 694-9800.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may inspect, read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at www.srax.com in the “Filings” subsection of the “Investors” menu as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this prospectus, and should not be relied upon in connection with making any investment decision with respect to our securities.

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SRAX, INC.

$100,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

RIGHTS

PURCHASE CONTRACTS

UNITS

PROSPECTUS

, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The aggregate estimated (other than the registration fee) expenses payable by the Company in connection with a distribution of securities registered hereby are as follows:

SEC registration and filing fee	$12,980.00
Accounting fees and expenses	15,000.00
Legal fees and expenses	5,000.00
Printing and engraving expenses	1,000.00
Transfer Agent fees and Expenses	1,000.00
Miscellaneous	1,000.00
TOTAL	$35,980.00

All fees and expenses other than the SEC registration and filing fee are estimated.

Item 15. Indemnification of Directors and Officers.

Our certificate of incorporation, as amended, contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of directors and executive officers for monetary damages for breach of their fiduciary duties as a director or officer. Our certificate of incorporation, as amended, and bylaws provide that we shall indemnify our directors and executive officers and may indemnify our employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

We have also entered into indemnification agreements with certain of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to SRAX, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We have also purchased and intend to maintain insurance on behalf of any person who is or was a director or officer of our company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in our response to Item 17 herein.

Item 16. Exhibits.

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however , that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California on November 27, 2019.

SRAX, Inc.

By:	/s/ Christopher Miglino
Christopher Miglino
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of SRAX, Inc., hereby severally constitute and appoint Christopher Miglino as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Miglino	Chief Executive Officer, Director, President	November 27, 2019
Christopher Miglino	(principal executive officer)

/s/ Michael Malone	Chief Financial Officer	November 27, 2019
Michael Malone	(principal financial and accounting officer)

/s/ Kristoffer Nelson	Chief Operating Officer, Director	November 27, 2019
Kristoffer Nelson

/s/ Marc Savas	Director	November 27, 2019
Marc Savas

/s/ Malcolm CasSelle	Director	November 27, 2019
Malcolm CasSelle

/s/ Robert Jordan	Director	November 27, 2019
Robert Jordan

/s/ Colleen DiClaudio	Director	November 27, 2019
Colleen DiClaudio

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INDEX TO EXHIBITS

Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Exhibit No.	File No.	Filing Date

3.01(i)	Certificate of Incorporation filed on 8/2/2011		S-1	3.01(i)	333-179151	1/24/2012
3.02(i)	Certificate of Correction of Certificate of Incorporation filed on August 30, 2011		S-1	3.01(ii)	333-179151	1/24/2012
3.03(i)	Certificate of Amendment to the Certificate of Incorporation of Social Reality, Inc. filed on 9/6/2016		8-K	3.5	000-54996	9/19/2016
3.04(i)	Certificate of Designation of Series 1 Preferred Stock		8-K	3.4	000-54996	8/22/2013
3.05(i)	Certificate of Designation of BIGToken Preferred Tracking Stock		S-1/A	3.05(i)	333-229606	10/16/2019
3.06(i)	Certificate of Amendment to the Certificate of Incorporation of Social Reality, Inc. effective 8/25/19		8-K	3.01(i)	001-37916	8/15/2019
3.07(ii)	Amended and Restated Bylaws of Social Reality, Inc. adopted March 27, 2019		8-K	3.01(ii)	001-37916	4/2/2019
4.02	Form of Certificate of Designation	†
4.03	Form of Preferred Stock Certificate, if any	†
4.04	Form of Warrant Agreement	†
4.05	Form of Warrant Certificate, if any	†
4.06	Form of Unit Agreement, if any	†
5.01	Opinion of Silvestre Law Group, P.C.	*
23.1	Consent of RBSM LLP	*
23.2	Consent of Silvestre Law Group, P.C. (included in Exhibit 5.01)	*
24.1	Power of Attorney (see page II-4)	*

† To be filed by amendment

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